Exhibit 16.1


                                  EXHIBIT 16.1


                         HARPER & PEARSON COMPANY, P.C.
                          Certified Public Accountants
                              ____________________

                                  One Riverway
                                   Suite 1000
                            Houston, Texas 77056-1973
                                  713-622-2310
                                713-622-5613 fax
                                harperpearson.com
                            _________________________


                                November 4, 2005


Office  of  the  Chief  Accountant
Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Dear  Sir/Madam:


     Re:     INTREPID HOLDINGS, INC. ("Issuer")

Ladies and Gentlemen:

We have read the disclosure contained in the Issuer's Form 8-K (Item 4.01) dated October 11, 2005, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the Issuer contained therein.


Very truly yours,

/s/ Harper & Pearson Company, P.C.
----------------------------------
HARPER & PEARSON COMPANY, P.C.

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